Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the annual report of Avitar, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter
P. Phildius, Chief Executive Officer of the Company, and I, Jay C. Leatherman, Jr., Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2003


                                /s/ Peter P. Phildius_
                                Peter P. Phildius
                                Chief Executive Officer



                                /s/ Jay C. Leatherman, Jr.
                                Jay C. Leatherman, Jr.
                                Chief Financial Officer
                                (Principal Financial and Accounting
                                Officer), Secretary